[logo]
                                    KELLWOOD


                                N E W S   R E L E A S E



MEDIA CONTACT:                                 FINANCIAL CONTACT:
Donna Weaver, VP Corp. Comm., Kellwood Co.,    Roger D. Joseph, VP Treasurer
212.575.7467, Fax 212.575.5339 or                & IR, Kellwood Co.,
donna_weaver@kellwood.com.                     314.576.3437, Fax 314.576.3325 or
                                               roger_joseph@kellwood.com.
                                               W. Lee Capps III,
                                               SR VP Finance &
                                               CFO, Kellwood Co.,
                                               314.576.3486, Fax
                                               314.576.3439 or
                                               wlc@kellwood.com.


FOR IMMEDIATE RELEASE

                KELLWOOD (NYSE:KWD) REPORTS THIRD QUARTER RESULTS
   SALES UP 4 PERCENT - NET EARNINGS FROM CONTINUING OPERATIONS UP 34 PERCENT
                       REGULAR QUARTERLY DIVIDEND DECLARED

         ST. LOUIS, MO., November 25, 2003 - Kellwood Company reported operating results today for the third quarter ended November 1, 2003, according to Hal J. Upbin, chairman, president and chief executive officer. Sales from continuing operations for the quarter increased $23 million, or 4 percent to $646 million, versus $623 million last year. On October 31, Kellwood announced that it had signed an agreement to sell its Domestic and European Hosiery operations. The sale was finalized in early November. The sale of the Hosiery operations will allow the Company to better focus on its core business strategies. Accordingly, beginning with the third quarter, Kellwood's Hosiery operations are treated as a discontinued operation.

         Net earnings from continuing operations for the quarter were strong increasing $7.8 million, or 34 percent to $30.4 million, or $1.11 per diluted share, versus $22.6 million, or $0.88 per share last year, before business and facilities realignment costs. Net earnings from continuing operations in the third quarter of last year including business and facilities realignment costs were $20.5 million, or $0.79 per diluted share.

         Sales of Women's Sportswear increased $4 million, or 1 percent. Men's Sportswear sales from continuing operations were especially strong increasing $31 million, or 28 percent. Finally, sales of Other Soft Goods decreased $12 million, or 10 percent.





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         The improvement in net earnings from continuing operations for the third quarter came principally from the acquisition of Briggs, and an eight tenths of one percentage point improvement in gross profit as a percent of sales. The third quarter increase in gross margin is the sixth consecutive quarter in which Kellwood has been able to post a year-to-year improvement in its gross profit percent. This is especially noteworthy given the current economic conditions, and continued sales price deflation at both retail and wholesale. The Company has been able to improve its gross margin due to more competitive sourcing resulting from shifting more contract production from the Western to Eastern hemisphere, and running more contractor production through Kellwood's recently established trading company in Hong Kong. Gross margins were also bolstered by having less surplus and obsolete inventory to markdown, consolidating warehousing and distribution, and the elimination of several non-competitive and underutilized manufacturing facilities in North America, Mexico and the Caribbean Basin.

         Selling, general and administrative expense for the third quarter was essentially flat with last year and down 0.5 percentage points as a percent of sales. Increased spending to underwrite several new marketing growth initiatives and SG&A expense attendant with the acquisition of Briggs was offset by savings resulting from consolidation programs in certain divisions of the Company.

         Kellwood's effective tax rate for the first nine months of 2003 was reduced from 35.0 percent to 34.25 percent which resulted in a decrease of approximately two percentage points in the third quarter versus last year. This decrease was due to additional utilization of offshore earnings to support growth and the recently established Kellwood Trading Ltd. sourcing operation.

         Sales from continuing operations in the first nine months were $1,833 million, up $187 million, or 11 percent from $1,646 million last year. Sales of Women's Sportswear were up 8 percent, Men's Sportswear up 26 percent, and Other Soft Goods up 9 percent.

         Net earnings from continuing operations for the first nine months increased 44 percent to $59.0 million, or $2.19 per share on a diluted basis, versus $41.1 million, or $1.68 per diluted share last year, before business and facilities realignment costs. Net earnings from continuing operations for the nine-month period last year including business and facilities realignment costs were $32.7 million, or $1.33 per diluted share.


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         Including discontinued operations, net earnings in the third quarter increased $9.1 million, or 43 percent to $30.2 million, or $1.11 per diluted share versus $21.1 million, or $0.82 per diluted share. For the first nine months, net earnings including discontinued operations increased $24.2 million, or 72 percent to $57.8 million, or $2.14 per share versus $33.6 million or $1.37 per share.

         Kellwood ended the quarter with a very strong balance sheet. Total debt at November 1, 2003 was $300 million, down $18 million from last year and represented 32 percent of total capital versus 36 percent last year. This is especially noteworthy given the Company's acquisition of Briggs on February 4, 2003. The improvement in Kellwood's capitalization resulted from an increase in free cash flow and improved working capital management.

         The economic and retail environments have been very difficult since the beginning of the year and Kellwood has managed its inventory accordingly. Inventory at November 1, 2003, was down $67 million, or 20 percent from last year, and represented 58 days of supply versus 71 days last year.

         The Company is somewhat encouraged by the recent signs that indicate a turn for the better in the economy, employment, consumer confidence and activity at retail. However, the pick up in comp store sales and sell through rates the Company has seen during the early Fall retail selling period will have to continue and strengthen through the important Holiday selling season before we are convinced that the recent macroeconomic signs of a recovery have translated into a sustainable increase in consumer demand for apparel.

         The outlook for the fourth quarter, which ends in January 2004, calls for sales from continuing operations to increase 8-9 percent to approximately $570 million, versus $524 million from continuing operations last year.

         Net earnings for the fourth quarter from continuing operations are forecasted to increase approximately 25 percent to $11-$13 million, or $0.41-$0.46 per diluted share. Last year net earnings were $9.6 million, or $0.37 per diluted share from continuing operations before costs for business and facilities realignment. Net earnings from continuing operations in the fourth quarter of last year including costs for business and facilities realignment costs were $8.3 million, or $0.32 per diluted share.

         Net sales from continuing operations for the fiscal year ending in January 2004 are expected to increase 10-11 percent and be approximately $2.4 billion, versus $2.2 billion last year.


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ADD THREE

         Net earnings from continuing operations for the fiscal year are expected to be $70-$72 million, or $2.60-$2.65 per diluted share, versus $50.7 million, or $2.04 per diluted share from continuing operations and before costs for business and facilities realignment. Net earnings from continuing operations for fiscal year 2002 including business and facilities realignment costs were $41.0 million, or $1.65 per diluted share.

         Kellwood is pleased with the anticipated results for 2003, recognizing that the Company is in a very challenging time at retail and spending approximately $9 million pre tax, or $0.21 per diluted share on new initiatives announced subsequent to the start of the current fiscal year.

         Finally, and most importantly, the outlook for the Company has never been more robust in terms of new organic growth initiatives, and the foundation of the Company has never been stronger in terms of operations and the financial strength and flexibility afforded by Kellwood's strong balance sheet.

         It is too soon to provide full income statement guidance for fiscal year 2004. However, when considering all of the new growth initiatives already announced, the Company is comfortable in forecasting organic sales growth in 2004 of 7-9 percent. With the rollout of these new initiatives, along with continued focus on eliminating non-strategic and less profitable sales, the Company is on track to achieve its goal for at least a half point increase in operating margin next year. The Company also hopes to close on at least one acquisition within the next three to six months.

         The Board of Directors declared a regular quarterly dividend of $0.16 per common share, payable December 19, 2003 to shareholders of record December 5, 2003.

         The Company will conduct a conference call on November 25 at 3:00 p.m. EST. If you wish to participate, you may do so by dialing 212-676-5373. An online archive of the conference call will be available within one hour of the completion of the call at www.kellwood.com for twelve months.

Kellwood (NYSE:KWD), a $2.4 billion marketer of apparel and consumer soft goods. Kellwood specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. Kellwood brands include Sag Harbor(R), Koret(R), Jax(R), David Dart(R), Democracy(R), David Meister(TM), Dorby(TM), My Michelle(R), Briggs New York(R), Northern Isles(R), David Brooks(R), Kelty(R), and Sierra Designs(R). Run Athletics(TM), Def Jam University(TM), Calvin Klein(R), XOXO(R), IZOD(R), Dockers(R), Gerber(R), EMME(R), Slates(R) and Bill Burns(R) are produced under licensing agreements. For more information, visit www.kellwood.com.

         Statements in this press release that are not strictly historical are "forward-looking" statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Company's Form 10-K and other filing with the SEC. In addition, certain items that we refer to in this press release are non-GAAP measures. A reconciliation of these measures to the reported GAAP amounts is included in an attached schedule.

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

KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                         Three Months Ended                  Nine Months Ended
                                                   -----------------------------    ------------------------------------
                                                      11/1/2003          11/2/2002         11/1/2003         11/2/2002
                                                   --------------     -------------    --------------    ---------------
Net sales by Segment:
    Women's sportswear                             $      397,745     $     393,975    $    1,105,333    $     1,022,191
    Men's sportswear                                      143,642           112,651           362,211            288,091
    Other soft goods                                      104,371           116,001           365,022            335,638
                                                   --------------     -------------    --------------    ---------------

    Total net sales                                       645,758           622,627         1,832,566          1,645,920
                                                   --------------     -------------    --------------    ---------------

Costs and expenses:
    Cost of products sold                                 505,082           492,243         1,447,500          1,318,527
    Selling, general and
         administrative expenses                           86,351            86,665           267,376            243,007
    Provision for realignment                                   -             3,115                 -             10,359
    Amortization of intangible assets                       2,433             1,943             7,310              3,998
    Interest expense                                        6,217             7,560            18,870             21,470
    Interest (income) and other, net                          234              (422)            1,744             (1,770)
                                                   --------------     -------------     -------------      -------------

Earnings before income taxes                               45,441            31,523            89,766             50,329

Income taxes                                               15,011            11,059            30,742             17,631
                                                   --------------     -------------     -------------      -------------

Net earnings from continuing operations                    30,430            20,464            59,024             32,698

Net earnings (loss)
    from discontinued operations                             (180)              631            (1,260)               870
                                                   --------------     -------------     -------------      -------------

Net earnings                                       $       30,250     $      21,095     $      57,764      $      33,568
                                                   ==============     =============     =============      =============

Weighted average shares outstanding:
    Basic                                                  26,632            25,563            26,412             24,234
                                                   ==============     =============     =============      =============
    Diluted                                                27,321            25,761            26,947             24,546
                                                   ==============     =============     =============      =============

Earnings (loss) per share:
    Basic:
         Continuing operations                     $         1.14     $          .80    $        2.24      $        1.35
         Discontinued operations                                -                .03             (.05)               .04
                                                   --------------     --------------    -------------      -------------
         Net earnings                              $         1.14     $          .83     $       2.19      $        1.39
                                                   ==============     ==============    =============      =============

    Diluted:
         Continuing operations                     $         1.11     $          .79    $        2.19      $        1.33
         Discontinued operations                                -                .03             (.05)               .04
                                                   --------------     --------------    -------------      -------------
         Net earnings                              $         1.11     $          .82    $        2.14      $        1.37
                                                   ==============     ==============    =============      =============

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

KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(AMOUNTS IN THOUSANDS)



                                                                           As of
                                                           ------------------------------------
                                                               11/1/2003           11/2/2002
                                                           ----------------     ---------------
ASSETS
Current assets:
    Cash and time deposits                                 $        124,187     $       180,393
    Receivables, net                                                381,690             339,566
    Inventories                                                     266,806             333,283
    Prepaid taxes and expenses                                       44,942              41,464
    Current assets of discontinued operations                        22,449              20,454
                                                           ----------------     ---------------

         Total current assets                                       840,074             915,160

Property, plant and equipment, net                                   94,445              95,311
Intangible assets, net                                              112,379              60,639
Goodwill                                                            163,037              99,607
Other assets                                                         32,198              45,782
Long-term assets of discontinued operations                           3,572              13,967
                                                           ----------------     ---------------
Total assets                                               $      1,245,705     $     1,230,466
                                                           ================     ===============

LIABILITIES AND SHAREOWNERS' EQUITY
-----------------------------------
Current liabilities:
    Notes payable and current
         portion of long-term debt                         $         26,565     $        17,440
    Accounts payable                                                147,470             172,260
    Accrued expenses                                                 92,681             119,465
    Current liabilities of discontinued operations                    8,088               6,614
                                                           ----------------     ---------------

         Total current liabilities                                  274,804             315,779

Long-term debt                                                      273,709             300,142
Deferred income taxes and other                                      61,219              57,790
Long-term liabilities of discontinued operations                      2,432               2,275
Shareowners' equity                                                 633,541             554,480
                                                           ----------------     ---------------
Total liabilities & shareowners' equity                    $      1,245,705     $     1,230,466
                                                           ================     ===============

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

KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(AMOUNTS IN THOUSANDS)



                                                                        Nine Months Ended
                                                               ---------------------------------
                                                                   11/1/2003           11/2/2002
                                                               --------------     --------------

OPERATING ACTIVITIES
--------------------
Net earnings                                                  $       57,764      $       33,568

Add/(deduct) items not affecting operating cash flows:
    Depreciation and amortization                                     27,186              24,656
    Provision for realignment                                              -               6,064
    Deferred income taxes and other                                   15,793               6,354

Changes in working capital components:
    Receivables, net                                                 (37,285)             (4,157)
    Inventories                                                       96,681              70,848
    Prepaid taxes and expenses                                        (5,898)             (4,900)
    Accounts payable and accrued expenses                            (92,475)             37,379
                                                               --------------     --------------
Net cash from operating activities                                    61,766             169,812
                                                               -------------      --------------

INVESTING ACTIVITIES
--------------------
    Additions to property, plant and equipment                       (15,048)             (9,126)
    Acquisitions, net of cash acquired                              (134,527)            (18,075)
    Subordinated note receivable                                       1,374             (11,000)
    Dispositions of fixed assets                                       2,418               2,658
                                                               -------------      --------------

Net cash from investing activities                                  (145,783)            (35,543)
                                                               -------------      --------------

FINANCING ACTIVITIES
--------------------
    Reduction of notes payable                                          (636)             (7,366)
    Reduction of long-term debt                                       (4,636)            (10,143)
    Dividends paid                                                   (12,692)            (11,460)
    Stock transactions under incentive plans                          15,845               5,854
                                                               -------------      --------------
Net cash from financing activities                                    (2,119)            (23,115)
                                                               -------------      --------------

Net increase (decrease) in cash and time deposits                    (86,136)            111,154
Cash and time deposits, beginning of period                          210,323              69,239
                                                               -------------      --------------

Cash and time deposits, end of period                          $     124,187      $      180,393
                                                               =============      ==============

Supplemental cash flow Information:
    Interest paid                                              $      14,596      $       19,035
                                                               =============      ==============
    Income taxes paid                                          $      40,743      $       14,352
                                                               =============      ==============

Significant non-cash investing and financing activities:
    Issuance of stock for acquisitions                         $      11,891      $       68,185
                                                               =============      ==============

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NOTE REGARDING DISCONTINUED OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

On October 30, 2003 the Company finalized an agreement to sell their domestic and European hosiery (Hosiery) operations. As such, the operations of the Hosiery business are accounted for as discontinued operations, and accordingly, operating results and assets and liabilities of the Hosiery operations are segregated in the accompanying condensed consolidated statement of earnings and condensed consolidated balance sheet. Prior to being classified as discontinued, the Hosiery operations were included in the Men's Sportswear segment.

The Hosiery operations were acquired in June 2002 as part of the Company's acquisition of Gerber Childrenswear. Operating results for the Hosiery operations are as follows:


                                              Three months ended                       Nine months ended
                                       ----------------------------------       -------------------------------
                                          November 1,        November 2,         November 1,      November 2,
                                             2003              2002                 2003               2002
                                       --------------     ---------------       -------------    --------------
Net sales                              $       13,558     $        10,768       $      42,760    $       21,500
                                       ==============     ===============       =============    ==============

Earnings (loss) before income taxes    $         (244)    $           972       $      (1,916)   $        1,339

Income taxes                                      (64)                341                (656)              469
                                       --------------     ---------------       -------------    --------------

Net earnings (loss)                    $         (180)    $           631       $      (1,260)   $          870
                                       ==============     ===============       =============    ==============



The sale of the Hosiery operations was closed on November 13, 2003. The Company is currently evaluating the earnings impact of the sale transaction. It is expected that the sale will have a nominal impact on earnings. This will be recorded in the fourth quarter as part of discontinued operations.



The fourth quarter fiscal 2002 Hosiery operations had net sales of $13 million and net earnings of $0.2 million ($.01 per diluted share). For all of fiscal 2002, the Hosiery operations had net sales of $35 million and net earnings of $1.0 million, or $.04 per diluted share.



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

RECONCILIATION OF NON-GAAP MEASURES TO REPORTED GAAP AMOUNTS
NET EARNINGS FROM CONTINUING OPERATIONS
BEFORE BUSINESS AND FACILITIES REALIGNMENT COSTS



                                                         Three Months Ended               Nine Months Ended
                                                           Ended 11/2/2002                     Ended 11/2/2002
                                                   --------------------------------    --------------------------------

                                                        $000            Diluted EPS          $000           Diluted EPS
                                                   --------------     -------------    --------------    --------------
Net earnings from
continuing operations                              $       20,464     $        0.79    $       32,698    $          1.33

Add back:  Business and facilities
realignment costs, net of tax                               2,161     $        0.09             8,411    $          0.35
                                                   --------------     -------------    --------------    ---------------

Net earnings from continuing operations
and before business and facilities
realignment costs                                  $       22,625     $        0.88    $       41,109    $          1.68
                                                   ==============     =============    ==============    ===============



                                                         Three Months Ended                        Year Ended
                                                           Ended 2/1/2003                         Ended 2/1/2003
                                                   --------------------------------    --------------------------------

                                                        $000            Diluted EPS          $000           Diluted EPS
                                                   --------------     -------------    --------------    --------------
Net earnings from
continuing operations                              $        8,282     $        0.32    $      40,981     $          1.65

Add back:  Business and facilities
realignment costs, net of tax                               1,319     $        0.05            9,730     $          0.39
                                                   --------------     -------------    --------------    ---------------

Net earnings from continuing operations
and before business and facilities
realignment costs                                  $        9,601     $        0.37    $      50,711     $          2.04
                                                   ==============     =============    =============     ===============




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